UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2014
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 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware	001-34972	26-2634160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive, McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2014, the Board of Directors of Booz Allen Hamilton Holding Corporation (the "Company") appointed Horacio Rozanski, currently President and Chief Operating Officer of the Company, to the additional position of Chief Executive Officer, effective on January 1, 2015. Mr. Rozanski will continue to receive salary, bonus and equity awards, and will participate in other benefit and compensation plans, at levels consistent with his seniority and scope of responsibility.

In connection with Mr. Rozanski’s appointment, Ralph W. Shrader submitted his retirement request as Chief Executive Officer to the Board of Directors. The Board of Directors accepted his retirement as the Chief Executive Officer of the Company, effective on January 1, 2015. Dr. Shrader will continue to serve as the Chairman of the Board of Directors.

On July 11, 2014, the Board of Directors also appointed Mr. Rozanski to fill the vacancy created by the retirement of Samuel R. Strickland, which occurred on June 30, 2014. For additional information on Mr. Rozanski's experience, background, and certain other matters, see the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on May 22, 2014 and the Company's Proxy Statement on Schedule 14A, filed with the SEC on June 20, 2014.

A copy of our press release regarding these events is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 14, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY: /s/ Nancy J. Laben
Nancy J. Laben
Executive Vice President and General Counsel
Date: July 14, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 14, 2014